UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 7, 2018

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2018, an amendment (the “Amendment”) to that certain merger agreement dated August 1, 2017 (“Merger Agreement”) by and among Patriot National Bancorp, Inc. (“Patriot” or the “Company”), Patriot Bank, N. A., a wholly-owned subsidiary of Patriot (“Patriot Bank”), Prime Bank, a Connecticut bank headquartered in Orange, CT (“Prime Bank”) (PMHV:US) and a stockholder representative of Prime Bank, was entered into by the parties. As previously disclosed in a Current Report on Form 8-K filed by the Company on August 2, 2017 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2017 and September 30, 2017, pursuant to the Merger Agreement, Prime Bank will merge into Patriot Bank and existing stockholders of Prime Bank will receive aggregate cash consideration equal to 115% of Prime Bank’s tangible book value as of the closing date.

Pursuant to the Amendment, the date by which either Patriot Bank or Prime Bank may terminate the Merger Agreement if the merger has not been consummated has been extended from March 31, 2018 to May 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: February 14, 2018	By:	/s/ Michael A. Carrazza
Name: Michael A. Carrazza
Title: Chairman and Chief Executive Officer